Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-232764

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2019)

XPRESSPA GROUP, INC.

7,614,700 Shares of Common Stock

We are offering an aggregate of 7,614,700 shares of our common stock, par value $0.01 per share (the “Common Stock”) at a purchase price equal to $5.253 per share. In a concurrent private placement, we are also selling to purchasers of our Common Stock in this offering, warrants to purchase 7,614,700 shares of our Common Stock (the “Warrants”). The Warrants are exercisable immediately and will expire 21 months from the date of issuance. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “XSPA.” The last reported sale price of our Common Stock on June 16, 2020 was $5.35 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

See “Risk Factors” on page S-7 of this prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 609,176 shares of our common stock (the “Placement Agent Warrants”) to the placement agent, or its designees, as part of the compensation payable to the placement agent. The Placement Agent Warrants will have an exercise price of $6.56625 per share and will expire 21 months from the date of issuance. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Common Stock	Total
Public offering price	$5.253	$40,000,019.	10
Placement Agent fees(1)	$0.393975	$3,000,001.	43
Proceeds, before expenses, to us	$4.859025	$37,000,017.	67

(1) In addition, we have agreed to pay a management fee of 1.0% of the gross proceeds raised in this offering. See “Plan of Distribution” beginning on page S-23 for more information regarding the placement agent’s compensation.

Delivery of the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about June 19, 2020.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 17, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not authorized, and the placement agent has not authorized, any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. We are not making an offer of the Common Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the base prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	the decision by our Board of Directors to pursue a restructuring in the event that our process to identify and evaluate potential business alternatives is not successful;

•	the adverse effects of public health epidemics, including the recent coronavirus outbreak, on our business, results of operations and financial condition;

•	our lack of operating history in the diagnostic testing industry and the risks associated with novel coronavirus COVID-19 testing locations;

•	our lack of formal contracts or relationships with COVID-19 testing suppliers;

•	the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions;

•	our ability to develop and offer new products and services;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

•	general economic conditions and level of consumer and corporate spending on health and wellness and travel;

•	our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations;

•	our ability to hire a skilled labor force and the costs associated with that labor;

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•	our ability to accurately forecast the costs associated with opening new retail locations and maintaining existing ones and the revenue derived from our retail locations;

•	performance by our Airport Concession Disadvantaged Business Enterprise partners on obligations set forth in our joint venture agreements;

•	our ability to protect our confidential information and customers’ financial data and other personal information;

•	failure or disruption to our information technology systems;

•	the impact of the recently passed federal tax reform bill;

•	our ability to retain key members of our management team;

•	the loss of, or an adverse change with regard to, one or more of our significant suppliers, distributors, vendors or other business relationships;

•	unexpected events and trends in the health and wellness and travel industries;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

•	competitive conditions within our industries;

•	our compliance with laws and regulations in the jurisdictions in which we do business and any changes in such laws and regulations;

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation;

•	our ability to protect and maintain our intellectual property rights; and

•	our ability to license and monetize our patents, including litigation outcomes.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and the base prospectus and in the documents incorporated by reference herein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement and the base prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and the base prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement and the base prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page S-7.

Overview

On January 5, 2018, we changed our name to XpresSpa Group, Inc. (“XpresSpa Group” or the “Company”) from FORM Holdings Corp. We rebranded to XpresSpa Group to align our corporate strategy to build a pure-play health and wellness services company, which commenced following our acquisition of XpresSpa Holdings, LLC (“Holdings” or “XpresSpa”) on December 23, 2016 (XpresSpa Group, Inc. and Holdings consolidated is referred to as the “Company”).

As a result of the transition to a pure-play health and wellness services company, we currently have one operating segment that is also our sole reporting unit, XpresSpa, the leading airport retailer of spa services. XpresSpa offers travelers premium spa services, including massage, nail and skin care, as well as spa and travel products. XpresSpa is a well-recognized airport spa brand with 51 locations, consisting of 46 domestic and 5 international locations as of December 31, 2019.  During 2019 and 2018, XpresSpa generated $48,515,000 and $50,094,000 in revenue, respectively. In 2019 and 2018, approximately 82% of XpresSpa’s total revenue in both years was generated by services, primarily massage and nailcare. In 2019 and 2018, retail products and travel accessories accounted for 15% and 16%, respectively, of revenue and 3% and 2%, respectively, was other revenue.

On July 8, 2019, we entered into an amended and restated product sale and marketing agreement, with Calm, Inc. (“Calm”), a company that has developed the leading app for sleep, meditation and relaxation. The agreement primarily allows for the display, marketing, promotion, offer for sale and sale of Calm’s products in each of our branded stores worldwide. The agreement will remain in effect until July 31, 2021, unless terminated earlier in accordance with the terms of the agreement, and automatically renews for successive terms of six months unless either party provides written notice of termination no later than thirty days prior. On October 30, 2019, we entered into the second amendment to the agreement with Calm, which provides for the addition of other Calm branded products available for sale in XpresSpa spas.

On October 30, 2019, we signed a strategic partnership with Persona™, a Nestlé Health Science company and leading personalized vitamin subscription program, to offer Persona’s products in all of our domestic airport locations with our staff trained on the products by Persona’s nutritionists. Customers are able to purchase three different nutrition packs designed especially for travelers to support relaxation, immunity or jet lag, with customers receiving an exclusive discount on their first order. XpresSpa launched Persona in its airport locations in December 2019.

Recent Developments

On May 22, 2020, we announced the signing of a contract with JFK International Air Terminal LLC (“JFKIAT”) to pilot test our concept of providing diagnostic COVID-19 tests located in Terminal 4.  To facilitate the JFK pilot test, we signed an agreement with JFKIAT for a new modular constructed testing facility within the terminal that will host nine separate testing rooms with a capacity to administer over 500 tests per day. We intend to offer our services to airline employees, contractors and workers, concessionaires and their employees, TSA officers, and U.S. Customs and Border Protection agents. All COVID-19 screening and testing will be conducted by a newly launched brand, XpresCheck™, which will operate under our XpresTest® subsidiary.

S-1

Effects of Coronavirus on Business

Effective March 24, 2020, we had temporarily closed all global spa locations, largely due to the categorization of such spa locations by local jurisdictions as “non-essential services” in connection with the recent outbreak of COVID-19. We intend to reopen our spa locations and resume normal operations once such restrictions are lifted and airport traffic returns to sufficient levels to support such operations. On March 25, 2020, we announced that, during such period as we remain unable to reopen our spa locations for normal operations, we were advancing conversations with certain COVID-19 testing partners to develop a model for testing in U.S. airports.

Similar to many businesses in the travel sector, our business has been materially adversely impacted by the recent coronavirus outbreak and associated restrictions on travel that have been implemented.  The extent to which the coronavirus continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

As the coronavirus has spread, we have seen a material decline in demand across all our locations and this has resulted in a materially adverse impact on our cash flows from operations and has caused an immediate liquidity crisis.  Accordingly, we are seeking sources of capital to help fund our business operations during the coronavirus crisis.  If we are unable to obtain additional funding in the immediate term, we may be required to curtail or terminate some or all of our business operations and cause our Board of Directors to decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company.  Accordingly, holders of our common stock may lose their entire investment in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up of the Company.

Financial Update

As of March 31, 2020, we had cash, cash equivalents and marketable securities of approximately $4,300,000.

The estimated cash, cash equivalents, and marketable securities as of March 31, 2020 are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the quarter ended March 31, 2020. There can be no assurance that our cash, cash equivalents, and marketable securities as of March 31, 2020 will not differ from these estimates and any such changes could be material.

The foregoing preliminary financial data has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. Complete quarterly results will be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”).

Due to the outbreak of coronavirus disease 2019 (“COVID-19”), we filed a Current Report on Form 8-K to avail ourselves of an extension to file the Quarterly Report, originally due on May 15, 2020, relying on an order issued by the SEC on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”) regarding exemptions granted to certain public companies. We will file the Quarterly Report by no later than June 29, 2020, 45 days after the original due date of the Quarterly Report.

As noted above, the COVID-19 pandemic and related events have resulted in our management devoting significant time and attention to assessing the potential impact of COVID-19 and those events on our operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing all of the tasks necessary to file the Quarterly Report by its May 15, 2020 due date.

Reverse Stock Split

On June 11, 2020, we effected a 1-for-3 reverse stock split, whereby every three shares of our Common Stock became one share of our Common Stock.

Warrant Exchanges

On June 4, 2020, we entered into a Warrant Exchange Agreement (the “June Exchange Agreement”) with the holder of certain existing warrants to purchase shares of our Common Stock (the “June Exchanged Warrants”) to exchange the June Exchanged Warrants for shares of our Common Stock. The June Exchanged Warrants were originally acquired pursuant to a separately negotiated private transaction between the holder and a separate investor.  Pursuant to the June Exchange Agreement, on the closing date the holder exchanged the June Exchanged Warrants for an aggregate of 2,062,125 shares (adjusted for the 1-for-3 reverse stock split) of our Common Stock.

S-2

On March 19, 2020, we entered into separate Warrant Exchange Agreements (the “March Exchange Agreements”) with the holders of certain existing warrants (the “March Exchanged Warrants”) to exchange warrants for shares of our Common Stock. The March Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of May 15, 2018, and in connection with a related consent and (ii) in connection with that certain Agreement and Plan of Merger by and among us (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016, as subsequently amended.  Pursuant to the March Exchange Agreements, the holders exchanged the March Exchanged Warrants for an aggregate of 2,913,197 shares of our Common Stock.

Sixth Amendment to Credit Agreement

On March 6, 2020, XpresSpa Holdings, LLC, our wholly-owned subsidiary, entered into a sixth amendment (the “Credit Agreement Amendment”) to its existing credit agreement with B3D, LLC (“B3D”). In connection with the Credit Agreement Amendment and B3D Note (as defined below), B3D agreed to provide us with $500,000 in additional funding and to submit conversion notices to convert (i) an aggregate of $375,000 in principal under the B3D Note to Common Stock on March 6, 2020 and (ii) an additional aggregate of $375,000 in principal under the B3D Note to Common Stock on or prior to March 27, 2020. Holdings entered into the Credit Agreement Amendment in order to, among other provisions, to (i) amend and restate its existing convertible promissory note (the “B3D Note”) in order to increase the principal amount owed to B3D from $7.15 million to $7.9 million, which additional $750,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of Common Stock and was approved by our stockholders on May 28, 2020 and (ii) decrease the conversion rate under the B3D Note from $2.00 per share to $0.56 per share, pursuant to the authority of our Board of Directors to voluntarily reduce the conversion rate in its discretion, which was previously approved by our stockholders on October 2, 2019.

Termination of Credit Cash Agreement

On June 1, 2020, fifteen of our wholly-owned subsidiaries (the “Borrowers”) entered into a payoff letter (the “Payoff Letter”) with CC Funding, a division of Credit Cash NJ, LLC (the “Lender”), pursuant to which that certain accounts receivable advance agreement, dated January 9, 2020 by and among the Borrowers and the Lender (the “Advance Agreement”), was terminated. Under the Advance Agreement, the Lender agreed to make an advance of funds in the amount of $1,000,000 for aggregate fees of $160,000, for a total repayment amount of $1,160,000 (the “Collection Amount”). The Borrowers agreed to repay the Collection Amount on or before the twelve month anniversary of the funding date of the advance by authorizing the Lender to retain a fixed daily amount equal to $4,461.54 from a collection account established for such purpose. Under the Payoff Letter, we repaid $733,903.34 owed under the Advance Agreement and the Lender released all security interests held on the assets of the Borrowers, including the Borrowers’ existing and future accounts receivables and other rights to payment, including accounts receivable arising out of the Borrowers’ acceptance or other use of any credit cards, charge cards, debit cards or similar forms of payments.

Registered Direct Offerings

On March 19, 2020, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we issued and sold, in a registered direct offering, (i) 1,396,281 shares of our Common Stock at an offering price of $0.525 per share and (ii) an aggregate of 698,958 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.495 per pre-funded warrant (adjusted for the 1-for-3 reverse stock split). We received gross proceeds of approximately $1.1 million in connection with this offering, before deducting financial advisory consultant fees and related offering expenses.

On March 25, 2020, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we issued and sold, in a registered direct offering, (i) 2,483,333 shares of Common Stock at an offering price of $0.60 per share and (ii) an aggregate of 500,000 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.59 per pre-funded warrant (adjusted for the 1-for-3 reverse stock split). We received gross proceeds of approximately $1.79 million in connection with this offering, before deducting financial advisory consultant fees and related offering expenses.

On March 27, 2020, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we issued and sold, in a registered direct offering (i) 2,631,666 shares of Common Stock at an offering price of $0.60 per share and (ii) an aggregate of 701,666 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.57 per pre-funded warrant (adjusted for the 1-for-3 reverse stock split). We received gross proceeds of approximately $2.0 million in connection with this offering, before deducting financial advisory consultant fees and related offering expenses.

S-3

On April 6, 2020, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we issued and sold, in a registered direct offering (i) 4,049,573 shares of Common Stock at an offering price of $0.66 per share and (ii) an aggregate of 485,151 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.63 per pre-funded warrant (adjusted for the 1-for-3 reverse stock split). We received gross proceeds of approximately $3.05 million in connection with this offering, before deducting financial advisory consultant fees and related offering expenses.

Director Departure and Appointment

On April 1, 2020, Andrew Heyer resigned as a member of our Board of Directors and from all committees of the Board of Directors on which he serves, effective as of that date. Effective as of April 6, 2020, Michael Lebowitz was appointed as a member of our Board of Directors by the Board of Directors.

Company Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001. Our telephone number is (212) 309-7549 and our website address is www.xpresspagroup.com. We also operate the website www.xpresspa.com. References in this prospectus to our website address does not constitute incorporation by reference of the information contained on the website.

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SUMMARY OF THE OFFERING

Common Stock offered	7,614,700 shares.

Common stock to be outstanding after the offering	56,473,913 shares

Use of proceeds	We expect to receive net proceeds of approximately $35.65 million from this offering, excluding any proceeds that may be received upon the cash exercise of the Warrants or the placement agent warrants, after deducting the estimated offering expenses payable by us, including the placement agent fees. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market symbol	Our Common Stock is listed on Nasdaq under the symbol “XSPA”.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement to read about factors you should consider carefully before buying shares of our Common Stock.

Concurrent private placement	In a concurrent private placement, we are also selling to purchasers of shares of our Common Stock in this offering, Warrants to purchase 7,614,700 shares of our Common Stock. The Warrants will be immediately exercisable at an exercise price of $5.25 per share and will expire 21 months after the date of issuance. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.” Pursuant to the securities purchase agreement, dated June 17, 2020, by and among the Company and the investor signatories thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-3 providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Warrants, to become effective within 60 days following June 17, 2020, and to keep such registration statement effective until such time as no holder owns any Warrants or Warrant Shares issuable upon exercise thereof.

The number of shares of Common Stock that will be outstanding after this offering is based on 48,859,213 shares of Common Stock outstanding as of June 16, 2020, and also excludes:

•	1,714,286 shares of Common Stock issuable as of the date hereof upon the conversion of indebtedness outstanding as of June 16, 2020;

•	124,419 shares of Common Stock issuable as of the date hereof upon the exercise of common stock warrants outstanding as of June 16, 2020 at a weighted average exercise price of $0.525 per share;

•	690,964 shares of Common Stock issuable as of the date hereof upon the exercise of 670,964 stock options at a weighted average exercise price of $20.32 per share and 20,000 restricted stock units outstanding as of June 16, 2020;

•	117,051 shares of Common Stock available for future issuance under the 2012 Employee, Director and Consultant Equity Incentive Plan, as amended, as of May 22, 2020;

•	7,614,700 shares of common stock issuable upon exercise of the Warrants issued in the concurrent private placement with an exercise price of $5.25 per share; and

•	609,176 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $6.56625 to be issued to the placement agent as compensation in connection in this offering.

Unless otherwise indicated, all information in this prospectus supplement, including share and per share amounts, gives effect to the 1-for-3 reverse stock split effected on June 11, 2020, and assumes no exercise of the placement agent warrants to be issued to the placement agent in connection with this offering and no exercise of the warrants to purchase shares of our Common Stock issued in the concurrent private placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement, together with all of the other information contained in, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any of our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

RISKS RELATING TO THE COMPANY

We will need additional financing to fund our operations in the future. If we are unable to obtain additional financing on acceptable terms, we will need to curtail or cease our business plans and operations.

We do not have sufficient capital to fund our operations in the long term. As a result, we will need to raise additional capital and/or complete a strategic combination. Additional funds may be raised through the issuance of equity securities and/or debt financing, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of warrants or other equity securities to the lender would cause the percentage ownership by our current stockholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing stockholders. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain business activities, and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

If our process to identify and evaluate potential business alternatives is not successful, our Board of Directors may decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company.

There can be no assurance that the process to identify and evaluate potential business alternatives will result in a successful alternative for our business. If no transactions with respect to potential business alternatives are identified and completed, our Board of Directors may decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company. If our Board of Directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation of our company, we would be required under Delaware corporate law to pay our outstanding obligations, as well as to make reasonable provisions for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. Our commitments and contingent liabilities may include (i) obligations under our employment agreements with certain members of management that provide for severance and other payments following a termination of employment occurring for various reasons, including a change in control of our Company, (ii) various claims and legal actions arising in the ordinary course of business and (iii) non-cancelable lease obligations. As a result of this requirement, a portion of our assets may need to be reserved pending the resolution of such obligations. In addition, we may be subject to litigation or other claims related to a dissolution and liquidation of our company. If a dissolution and liquidation were pursued, our Board of Directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our Common Stock may lose their entire investment in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up of the Company.

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted by public health epidemics, including the recent coronavirus outbreak.

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted if a public health epidemic, including the recent coronavirus outbreak, interferes with our ability, or the ability of our employees, workers, contractors, suppliers and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. A public health epidemic, including the coronavirus, poses the risk of disruptions from the temporary closure of third-party suppliers and manufacturers, restrictions on the shipment of our products, restrictions on our employees' and other service providers' ability to travel, the decreased willingness or ability of our customers to travel or to utilize our services and shutdowns that may be requested or mandated by governmental authorities. The extent to which the coronavirus continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

We have no operating history in the diagnostic testing industry.

Despite our management’s extensive experience in health and wellness services, we have no specific operating history in the diagnostic testing industry, including providing management services to a professional practice offering diagnostic testing services. We will face substantial risks and uncertainties to which our new diagnostic testing line of business will be subject. To address these risks and uncertainties, we must, among other things, successfully execute our business strategy, respond to competitive developments and attract and retain qualified personnel. We cannot assure you that we will operate profitably or that our business strategy will be successful. As a result, our diagnostic testing line of business may not succeed.

We have no formal contracts or relationships with any professional practice for the ordering of and collection of samples for, or with any laboratories for the performance of, COVID-19 testing.

Although we are exploring the possibility of offering COVID-19 testing in airport locations, there is currently no formal contractual relationship with any professional practice for the ordering of and collection of samples for, or with any clinical laboratory for the performance, of COVID-19 testing. We may never formalize any arrangement with a professional practice or clinical laboratory for these purposes and may never commence diagnostic testing operations. As a result, there can be no assurances that we will be able execute our current plans or generate any revenue associated with our current COVID-19 testing plans.

There can be no assurances that we will be able to successfully secure new locations or transition our existing spa facilities into locations at which COVID-19 testing will be ordered or performed.

There can be no assurances that we will be able to obtain new locations or make available or renovate our existing spa facilities for the purpose of operating a location at which COVID-19 testing will be ordered and/or performed by a professional practice. If we are unable to successfully transition such facilities to locations at which COVID-19 testing will be ordered and/or performed due to issues with lease agreements, permits, licenses or other delays, we will not be able to move forward with our planned short-term business transition.

We may rely on a limited number of professional practices and suppliers and, in some cases, a single professional practice or supplier, for the COVID-19 test and certain of the laboratory substances, equipment and other materials used for COVID-19 tests, and any delays or difficulties securing these materials could disrupt our operations and materially harm our business.

We plan to contract with a limited number of professional practices, and potentially only a single professional practice, for the ordering of and collection of samples for COVID-19 testing. If our professional practice partner begins performing point of care COVID-19 testing at our locations in the future, we may rely on a limited number of suppliers for the COVID-19 test kits, collection supplies, reagents, and various other equipment and materials we intend to use in performing COVID-19 testing. We currently do not have formal agreements with any potential professional practice or supplier, and, as a result, if such services or supplies are obtained, the professional practice or supplier could cease supplying these services or tests, materials and equipment to us at any time due to our inability to reach agreement on terms, disruptions in the professional practice’s or supplier’s operations, a determination to pursue other activities or lines of business, or for other reasons, or the professional practice or supplier could fail to provide us with sufficient quantities of services or materials that meet our specifications. Transitioning to a new professional practice or supplier or locating a temporary substitute, if any are available, would be time-consuming and expensive, could result in interruptions in or otherwise affect the performance specifications of our intended operations, or could require that we revalidate the tests we use. In addition, the use of services, equipment or materials provided by a replacement professional practice or supplier could require us to alter our future operations and procedures. Moreover, we believe there are currently only a limited number of manufacturers that are capable of supplying and servicing some of the equipment and other materials necessary for our intended operations. As a result, replacement equipment and materials that meet our quality control and performance requirements may not be available on reasonable terms, in a timely manner or at all. If we encounter delays or difficulties securing, reconfiguring or revalidating the equipment, reagents and other materials required for administering tests, our operations could be materially disrupted and our business, financial condition, results of operations, and reputation could be adversely affected. We also may experience services or supply issues as we increase test volume.

If our professional practice partner begins performing point of care COVID-19 testing at our locations in the future, the COVID-19 testing technology we ultimately choose may not perform as expected, as a result of human error or otherwise. No assurance can be given that the COVID-19 testing technology we use will aid in the testing of this virus.

If our professional practice partner begins performing point of care COVID-19 testing at our locations in the future, our success will depend on the COVID-19 testing technology we choose to use to provide a reliable, high-quality diagnostic result. There is no guarantee that the COVID-19 test technology we ultimately choose will be accurate. We believe that customers will be particularly sensitive to test defects and errors. As a result, the failure of the chosen tests to perform as expected could significantly impair our reputation and the public image of the tests we use. There can be no assurance that the COVID-19 test technology will be broadly adopted for use.  Many companies are developing tests for COVID-19 and the COVID-19 test technology we plan to use may not be effective. As a result, the failure or perceived failure of the chosen tests to perform as expected could have a material adverse effect on our business, financial condition, results of operation and cash flows.

If there is little or no demand for the COVID-19 test, our business could be materially harmed.

There can be no assurance that demand for our planned COVID-19 testing services will exist in the future because of the success of containment efforts, the emergence of a vaccine or due to other events. If there is no demand for our planned COVID-19 testing services, our business will be materially harmed.

The intended COVID-19 testing capabilities may never achieve significant market acceptance.

We may expend substantial funds and management effort on the development and marketing of our professional practice partner’s COVID-19 testing capabilities with no assurance that we will be successful in implementing our planned diagnostic testing business. Our ability to successfully offer COVID-19 tests will depend significantly on the perception that the tests used by our professional practice partner can reduce transmission risk and are reliable.

We will use potentially hazardous materials, chemicals and patient samples in our business and any disputes relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our professional practice partner’s diagnostic testing activities will involve the controlled use of hazardous laboratory materials and chemicals, including small quantities of acid and alcohol, and patient samples. They will be subject to U.S. laws and regulations related to the protection of the environment, the health and safety of employees and the handling, transportation and disposal of medical specimens, infectious and hazardous waste. They could be liable for accidental contamination or discharge or any resultant injury from hazardous materials, and conveyance, processing, and storage of and data on patient samples. If they fail to comply with applicable laws or regulations, they could be required to pay penalties or be held liable for any damages that result and this liability could exceed their financial resources. Further, future changes to environmental health and safety laws could cause them to incur additional expense or restrict operations.

In the event of a lawsuit or investigation concerning such hazardous materials, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous materials or patient samples that may contain infectious materials. The cost of this liability could exceed our resources. While we expect to maintain broad form liability insurance coverage for these risks, and we expect our professional practice partner to maintain appropriate malpractice insurance, the level or breadth of our coverage may not be adequate to fully cover potential liability claims.

Our diagnostic testing business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes in, or interpretations of, the law or regulations of the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988 (CLIA), or those of Medicare, Medicaid or other national, state or local agencies in the U.S. and other countries where we operate laboratories.

The performance of laboratory testing is subject to extensive U.S. regulation, and many of these statutes and regulations have not been interpreted by the courts. CLIA extends federal oversight to virtually all physician practices performing clinical laboratory testing and to clinical laboratories operating in the U.S. by requiring that they be certified by the federal government or, in the case of clinical laboratories, by a federally approved accreditation agency. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. In addition, we expect to be subject to regulation under state law. State laws may require that laboratories and/or laboratory personnel meet certain qualifications, specify certain quality controls or require maintenance of certain records. Applicable statutes and regulations could be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect our business. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us, which may be costly.

U.S. Food and Drug Administration (FDA) regulation of diagnostic products could result in increased costs and the imposition of fines or penalties, and could have a material adverse effect upon our business.

The FDA has regulatory responsibility for instruments, test kits, reagents and other devices used by clinical laboratories. The FDA enforces laws and regulations that govern the development, testing, manufacturing, performance, labeling, advertising, marketing, distribution and surveillance of diagnostic products, and it regularly inspects and reviews the manufacturing processes and product performance of diagnostic products.

FDA regulation of the diagnostic products we use could result in increased costs and administrative and legal actions for noncompliance, including warning letters, fines, penalties, product suspensions, product recalls, injunctions and other civil and criminal sanctions, which could have a material adverse effect on our business, financial condition, results of operation and cash flows.

If we fail to comply with the complex federal, state, local and foreign laws and regulations that apply to our business, we could suffer severe consequences that could materially and adversely affect our operating results and financial condition.

We expect our planned operations to be subject to extensive federal, state, local and foreign laws and regulations, all of which are subject to change. These laws and regulations currently include, among other things:

●	CLIA, which requires that laboratories obtain certification from the federal government, and state licensure laws;
●	FDA laws and regulations;
●	HIPAA, which imposes comprehensive federal standards with respect to the privacy and security of protected health information and requirements for the use of certain standardized electronic transactions, and amendments to HIPAA under HITECH, which strengthen and expand HIPAA privacy and security compliance requirements, increase penalties for violators, extend enforcement authority to state attorneys general and impose requirements for breach notification;
●	state laws regulating genetic testing and protecting the privacy of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;
●	the federal anti-kickback law, or the Anti-Kickback Statute, which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program;
●	other federal and state fraud and abuse laws, such as anti-kickback laws, prohibitions on self-referral, and false claims acts, which may extend to services reimbursable by any third-party payor, including private insurers;
●	the federal Physician Payments Sunshine Act, which requires medical device manufactures to track and report to the federal government certain payments and other transfers of value made to physicians and teaching hospitals and ownership or investment interests held by physicians and their immediate family members;
●	Section 216 of the federal Protecting Access to Medicare Act of 2014, which requires applicable laboratories to report private payor data in a timely and accurate manner beginning in 2017 and every three years thereafter (and in some cases annually);
●	state laws that impose reporting and other compliance-related requirements;
●	state billing laws, including regulations on “pass through billing” which may limit our ability to submit claims for payment and/or mark up the cost of services in excess of the price paid for such services, and “direct-bill” laws which may limit our ability to purchase services from a laboratory and bill for the services ordered;
●	similar foreign laws and regulations that apply to us in the countries in which we operate.

These laws and regulations are complex and are subject to interpretation by the courts and by government agencies. Our failure to comply could lead to civil or criminal penalties, exclusion from participation in state and federal health care programs, or prohibitions or restrictions on our laboratory’s ability to provide or receive payment for our services. We believe that we are in material compliance with all statutory and regulatory requirements, but there is a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

Changes in the way that the FDA regulates COVID-19 tests could result in the delay or additional expense in offering tests.

Historically, the U.S. Food and Drug Administration (“FDA”) has exercised enforcement discretion with respect to most laboratory-developed tests (“LDTs”) and has not required laboratories that furnish LDTs to comply with the agency’s requirements for medical devices (e.g., establishment registration, device listing, quality systems regulations, premarket clearance or premarket approval, and post-market controls). In recent years, however, the FDA publicly announced its intention to regulate certain LDTs and issued two draft guidance documents that set forth a proposed phased-in risk-based regulatory framework that would apply varying levels of FDA oversight to LDTs. However, these guidance documents were withdrawn at the end of the Obama administration and replaced by an informal discussion paper reflecting some of the feedback that FDA had received on LDT regulation. The FDA acknowledged that the discussion paper in January 2017 does not represent the formal position of the FDA and is not enforceable. Nevertheless, the FDA wanted to share its synthesis of the feedback that it had received in the hope that it might advance public discussion on future LDT oversight. Notwithstanding the discussion paper, the FDA continues to exercise enforcement discretion and may decide to regulate certain LDTs on a case-by-case basis at any time, which could result in delay or additional expense in offering tests. Until the FDA finalizes its regulatory position regarding LDTs, or other legislation is passed reforming the federal government’s regulation of LDTs, it is unknown how the FDA may regulate tests we use in the future and what testing and data may be required to support any required clearance or approval.

If our professional practice partner begins performing point of care COVID-19 testing at our locations in the future, failure to accurately bill for testing services, or to comply with applicable laws relating to government health care programs, could have a material adverse effect on our business.

Billing for diagnostic testing services is complex and subject to extensive and non-uniform rules and administrative requirements. Depending on the billing arrangement and applicable law, we expect to bill various payers, such as patients, insurance companies, Medicare, Medicaid, clinicians, hospitals and employer groups if we begin performing point of care COVID-19 testing at our locations in the future. We expect that the majority of our billing and related operations will be provided by a third party. Failure to accurately bill for our services could have a material adverse effect on our business. In addition, failure to comply with applicable laws relating to billing government health care programs may result in various consequences, including the return of overpayments, civil and criminal fines and penalties, exclusion from participation in government health care programs and the loss of various licenses, certificates and authorizations necessary to operate our business, as well as incur additional liabilities from third-party claims, all of which could have a material adverse effect on our business. Certain violations of these laws may also provide the basis for a civil remedy under the federal False Claims Act, including fines and damages of up to three times the amount claimed. The qui tam provisions of the federal False Claims Act and similar provisions in certain state false claims acts allow private individuals to bring lawsuits against health care companies on behalf of the government.

Although we expect to be in compliance, in all material respects, with applicable laws and regulations, there can be no assurance that a regulatory agency or tribunal would not reach a different conclusion. The federal and state governments have substantial leverage in negotiating settlements since the amount of potential damages and fines far exceeds the rates at which services will be reimbursed, and the government has the remedy of excluding a non-compliant provider from participation in the Medicare and Medicaid programs. We expect that federal and state governments continue aggressive enforcement efforts against perceived health care fraud. Legislative provisions relating to health care fraud and abuse provide government enforcement personnel with substantial funding, powers, penalties and remedies to pursue suspected cases of fraud and abuse.

We will depend on third parties to provide services critical to our diagnostic testing business, and we will depend on them to comply with applicable laws and regulations. Additionally, any breaches of the information technology systems of third parties could have a material adverse effect on our operations.

We will depend on third parties to provide services critical to our diagnostic testing business, including supplies, ground and air transport of clinical and diagnostic testing supplies and specimens, research products, and people, among other services. Third parties that will provide services to us will be subject to similar risks related to security of customer-related information and compliance with U.S., state, local, or international environmental, health and safety, and privacy and security laws and regulations as we will be. Any failure by third parties to comply with applicable laws, or any failure of third parties to provide services more generally, could have a material impact on us, whether because of the loss of the ability to receive services from the third parties, our legal liability for the actions or inactions of third parties, or otherwise. In addition, third parties to whom we outsource certain services or functions may process personal data, or other confidential information belonging to us. A breach or attack affecting these third parties could also harm our business, results of operations and reputation.

Our business operations and reputation may be materially impaired if we do not comply with privacy laws or information security policies.

We will collect, generate, process or maintain sensitive information, such as patient data and other personal information. If we do not use or adequately safeguard that information in compliance with applicable requirements under federal, state and international laws, or if it were disclosed to persons or entities that should not have access to it, our business could be materially impaired, our reputation could suffer and we could be subject to fines, penalties and litigation. In the event of a data security breach, we may be subject to notification obligations, litigation and governmental investigation or sanctions, and may suffer reputational damage, which could have an adverse impact on our business.

We will be subject to laws and regulations regarding protecting the security and privacy of certain healthcare and personal information, including: (a) the federal Health Insurance Portability and Accountability Act and the regulations thereunder, which establish (i) a complex regulatory framework including requirements for safeguarding protected health information and (ii) comprehensive federal standards regarding the uses and disclosures of protected health information; and (b) state laws, including the California Consumer Privacy Act.

Hardware and software failures or delays in our information technology systems, including failures resulting from our systems conversions or otherwise, could disrupt our operations and cause the loss of confidential information, customers and business opportunities or otherwise adversely impact our business.

IT systems will be used extensively in virtually all aspects of our business, including clinical testing, test reporting, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our IT systems. A failure or delay in our IT systems could impede our ability to serve our customers and patients and protect their confidential personal data. Despite redundancy and backup measures and precautions that we have implemented, our IT systems may be vulnerable to damage, disruptions and shutdown from a variety of sources, including telecommunications or network failures, system conversion or standardization initiatives, human acts and natural disasters. These issues can also arise as a result from failures by third parties with whom we do business and for which we have limited control. Any disruption or failure of our IT systems could have a material impact on our ability to serve our customers and patients, including negatively affecting our reputation in the marketplace.

We must comply with complex and overlapping laws protecting the privacy and security of health information and personal data.

There are a number of state, federal and international laws protecting the privacy and security of health information and personal data.  Under the administrative simplification provisions of HIPAA, HHS has issued regulations which establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of PHI used or disclosed by health care providers and other covered entities.

The privacy regulations regulate the use and disclosure of PHI by health care providers engaging in certain electronic transactions or “standard transactions.” They also set forth certain rights that an individual has with respect to his or her PHI maintained by a covered health care provider, including the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The HIPAA security regulations establish administrative, physical, and technical standards for maintaining the integrity and availability of PHI in electronic form. These standards apply to covered health care providers and also to “business associates” or third parties providing services involving the use or disclosure of PHI. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing PHI. As a result, we may be required to comply with both HIPAA privacy regulations and varying state privacy and security laws.

Moreover, HITECH, among other things, established certain health information security breach notification requirements. In the event of a breach of unsecured PHI, a covered entity must notify each individual whose PHI is breached, federal regulators and in some cases, must publicize the breach in local or national media. Breaches affecting 500 individuals or more are publicized by federal regulators who publicly identify the breaching entity, the circumstances of the breach and the number of individuals affected.

These laws contain significant fines and other penalties for wrongful use or disclosure of PHI. Given the complexity of HIPAA and HITECH and their overlap with state privacy and security laws, and the fact that these laws are rapidly evolving and are subject to changing and potentially conflicting interpretation, our ability to comply with the HIPAA, HITECH and state privacy requirements is uncertain and the costs of compliance are significant. Adding to the complexity is that our planned operations are currently evolving and the requirements of these laws will apply differently depending on such things as whether or not we bill electronically for our services, or provide services involving the use or disclosure of PHI and incur compliance obligations as a business associate. The costs of complying with any changes to the HIPAA, HITECH and state privacy restrictions may have a negative impact on our operations. Noncompliance could subject us to criminal penalties, civil sanctions and significant monetary penalties as well as reputational damage.

We also will be required to collect and maintain personal information about our employees as well as receive and transfer certain payment information, to accept payments from our customers, including credit card information. Most states have adopted laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, which is a broader class of information than the health information protected by HIPAA. Many state laws impose significant data security requirements, such as encryption or mandatory contractual terms to ensure ongoing protection of personal information. Activities outside of the United States implicate local and national data protection standards, impose additional compliance requirements, and generate additional risks of enforcement for non-compliance. The collection and use of such information may be subject to contractual obligations as well. If the security and information systems that we or our outsourced third-party providers use to store or process such information are compromised or if we, or such third parties, otherwise fail to comply with these laws, regulations, and contractual obligations, we could face litigation and the imposition of penalties that could adversely affect our financial performance.

We must comply with all applicable privacy and data security laws in order to operate our business and may be required to expend significant capital and other resources to ensure ongoing compliance, to protect against security breaches and hackers or to alleviate problems caused by such breaches. Breaches of health information and/or personal data may be extremely expensive to remediate, may prompt federal or state investigation, fines, civil and/or criminal sanctions and significant reputational damage.

Our capital expenditures may not generate a positive return and we will incur significant additional costs.

Our capital expenditures may not generate a positive return.  Significant capital expenditures will be required to construct new locations or renovate our existing spa facilities to accommodate our proposed new business model. No assurance can be given that our future capital expenditures will generate a positive return or that we will have adequate capital available to finance such construction or renovations. If we are unable to, or elect not to, pay for costs associated with such construction or renovations, the ability of our professional practice partner to order or perform COVID-19 testing could be limited, and our competitive position could be harmed.

Additionally, we expect to incur significant additional costs as we implement the ability of our professional practice partner to perform on-site COVID-19 testing. The COVID-19 outbreak could disrupt our future supply chain, including by impacting our ability to secure COVID-19 testing supplies and to provide personal protective equipment for our employees in our testing locations. For similar reasons, the COVID-19 pandemic has also adversely impacted, and may continue to adversely impact, third parties that will be critical to our business, including vendors, suppliers, and business partners. These developments, and others that are difficult or impossible to predict, could materially impact our business, financial results, cash flows, and financial position.

RISKS RELATING TO OUR SECURITIES AND THIS OFFERING

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. As of December 31, 2019, our net tangible book value was approximately $(9,319,000), or $(1.807) per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on a weighted average offering price of $5.253 per share of Common Stock and our pro forma net tangible book value as of December 31, 2019, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $4.572 per share with respect to the net tangible book value of our Common Stock.

We have a significant number of outstanding warrants, some of which contain full-ratchet anti-dilution protection, which may cause significant dilution to our stockholders, have a material adverse impact on the market price of our Common Stock and make it more difficult for us to raise funds through future equity offerings.

As of June 16, 2020, we had 48,859,213 shares of Common Stock outstanding. In addition, as of that date we had outstanding warrants to acquire up to 124,419 shares of Common Stock. The issuance of shares of Common Stock upon the exercise of warrants would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our Common Stock and would increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Historically, certain of our outstanding warrants contain full-ratchet anti-dilution provisions which, subject to limited exceptions, would reduce the exercise price of the warrants (and increase the number of shares issuable) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock at a price per share lower than the exercise price then in effect, to such lower price. The offering of our securities in connection with a prospectus supplement dated March 19, 2020, triggered such full-ratchet anti-dilution provisions in the instruments listed below and reduced the exercise price or conversion price, as the case may be, of each such warrant, convertible note or convertible preferred stock, as the case may be, to $0.525 per share. Because this offering relates to the sale of Common Stock at a purchase price per share that is above the current exercise price of each of the warrants described below, this offering does not trigger the full-ratchet anti-dilution provisions contained in such instruments; however, such full-ratchet anti-dilution provisions could be triggered in connection with future offerings.

•	On July 8, 2019, we entered into an amendment to certain outstanding warrants issued in December 2016 (the “December 2016 Warrants”), in order to, among other things, reduce the exercise price of such warrants, which exercise price was subsequently reduced to $0.525 per share. The December 2016 Warrants contain anti-dilution price protection.

•	On March 6, 2020, we entered into a sixth amendment to our existing credit agreement with B3D, LLC (“B3D”) in order to, among other provisions, amend and restate our existing convertible promissory note (the “B3D Note”) in order to increase the principal amount owed to B3D to $7.9 million. B3D may convert up to $7.9 million in principal and the interest accrued thereon into shares of Common Stock at its option at a conversion price that was subsequently reduced to $0.525 per share. As of June 16, 2020, the outstanding balance of the B3D Note was $0.9 million and was convertible into 1,714,286 shares of Common Stock. The B3D Note contains anti-dilution price protection.

In addition to the dilutive effects described above, the perceived risk of dilution as a result of the significant number of outstanding warrants may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our Common Stock price could encourage investors to engage in short sales of our Common Stock, which could further contribute to price declines in our Common Stock. The fact that our stockholders and warrant holders can sell substantial amounts of our Common Stock in the public market, whether or not sales have occurred or are occurring, as well as the existence of full-ratchet anti-dilution provisions in our warrants, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

If we sell shares of our Common Stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of Common Stock at a discount from the current market price of our Common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Common Stock sold at such discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. If we issue Common Stock or securities convertible or exercisable into Common Stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering for general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

An active trading market for our Common Stock may not be sustained.

Although our Common Stock is listed on the Nasdaq, the market for our Common Stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Common Stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

The continued listing standards of Nasdaq provide, among other things, that a company may be delisted if the bid price of its stock drops below $1.00 for a period of 30 consecutive business days or if stockholders’ equity is less than $2.5 million. On January 2, 2020, we received a deficiency letter from The Nasdaq Stock Market which provided us a grace period of 180 calendar days, or until June 30, 2020, to regain compliance with the minimum bid price requirement. On April 17, 2020, we received notice from Nasdaq, which stated that, due to recent market conditions, effective as of April 16, 2020, Nasdaq has determined to toll the compliance period for the minimum bid price requirement through June 30, 2020. In order to regain compliance, on June 10, 2020, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-three reverse stock split of our outstanding shares of Common Stock. On June 17, 2020, we received a notification letter from The Nasdaq Stock Market informing us that we had regained compliance with Listing Rule 5550(a)(2).

While we have exercised diligent efforts to maintain the listing of our Common Stock on Nasdaq, there can be no assurance that we will be able to continue to meet the continuing listing requirements of The Nasdaq Capital Market. If we are unable to meet the continuing listing requirements, Nasdaq may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if we were to be delisted from The Nasdaq Capital Market, our Common Stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

If our Common Stock becomes subject to the penny stock rules, it may be more difficult to sell our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Common Stock is less than $5.00 and our Common Stock is no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Because we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Common Stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock will provide a return to our stockholders.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $35.65 million from this offering, after deducting estimated offering expenses payable by us, including the placement agent fees. We intend to use the net proceeds from this offering for general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our Board of Directors may deem relevant.

DILUTION

As of December 31, 2019, our net tangible book value was approximately $(9,319,000), or $(1.807) per share of our Common Stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding as of December 31, 2019.

Our pro forma net tangible book value as of December 31, 2019 was $(2,367,686), or $(0.048) per share of our Common Stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as December 31, 2019, after giving effect to the issuance of an aggregate of (i) 30,668,676 shares of Common Stock upon conversion or exercise of existing preferred stock or indebtedness or warrants, as the case may be, and (ii) 13,033,147 shares of Common Stock issued in connection with our registered direct offerings on March 19, 2020, March 25, 2020, March 27, 2020 and April 6, 2020, in each case subsequent to December 31, 2019.

After giving effect to the issuance of (i) and (ii) in the foregoing paragraph, as well as the sale of 7,614,700 shares of our Common Stock in this offering at an offering price of $5.253 per share of Common Stock, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been approximately $33,279,431, or $0.681 per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.729 per share to our existing stockholders and immediate dilution in pro forma as adjusted net tangible book value of $4.572 per share to investors participating in this offering. The following table illustrates this dilution per share of Common Stock to investors participating in this offering:

Weighted average public offering price per share		$5.253
Net tangible book value per share as of December 31, 2019	$(1.807)
Increase in net tangible book value per share attributable to pro forma adjustments	$1.759
Pro forma net tangible book value per share as of December 31, 2019		$(0.048)
Increase in pro forma net tangible book value per share attributable to this offering	$0.729
Pro forma as adjusted net tangible book value per share after giving effect to the offering		$0.681
Dilution per share to new investors in this offering		$(4.572)

The foregoing illustration does not reflect the potential dilution from (i) the exercise of placement agent warrants to purchase up to 609,176 shares of Common Stock, (ii) the exercise of outstanding options or warrants to purchase shares of our Common Stock or (iii) the exercise of the Warrants sold in the concurrent private placement transaction, as described below under “Private Placement Transaction.”

Assuming all of the placement agent warrants to purchase up to 609,176 shares of Common Stock were immediately exercised for cash at an exercise price of $6.56625 per share, our as adjusted net tangible book value as of December 31, 2019 would be approximately $37,279,4333, or $0.754 per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.802 per share to our existing stockholders and an immediate dilution of $4.596 per share to investors participating in this offering.

The number of shares of Common Stock that will be outstanding after this offering is based on 48,859,213 shares of Common Stock outstanding as of June 16, 2020, and also excludes:

•	1,714,286 shares of Common Stock issuable as of the date hereof upon the conversion of indebtedness outstanding as of June 16, 2020;

•	124,419 shares of Common Stock issuable as of the date hereof upon the exercise of common stock warrants outstanding as of June 16, 2020 at a weighted average exercise price of $0.525 per share;

•	690,964 shares of Common Stock issuable as of the date hereof upon the exercise of 670,964 stock options at a weighted average exercise price of $20.32 per share and 20,000 restricted stock units outstanding as of June 16, 2020;

•	117,051 shares of Common Stock available for future issuance under the 2012 Employee, Director and Consultant Equity Incentive Plan, as amended, as of May 22, 2020;

•	7,614,700 shares of common stock issuable upon exercise of the Warrants issued in the concurrent private placement with an exercise price of $5.25 per share; and

•	609,176 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $6.56625 to be issued to the placement agent as compensation in connection in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock. The following description of our Common Stock summarizes the material terms and provisions thereof, including the material terms of the Common Stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Common Stock” on page 9 of the accompanying prospectus for a description of the material terms of our Common Stock.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are selling to purchasers of our Common Stock in this offering, warrants to purchase 7,614,700 shares of our Common Stock.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers of the Warrants, may only sell shares of Common Stock issued upon exercise of the Warrants being sold to them in the concurrent private placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Each Warrant will be immediately exercisable at an exercise price of $5.25 per share, subject to adjustment, and will remain exercisable for 21 months from the date of issuance, but not thereafter. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our Common Stock on an as-exercised basis.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

Pursuant to the securities purchase agreement, dated June 17, 2020, by and among the Company and the investor signatories thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-3 providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Warrants, to become effective within 60 days following June 17, 2020, and to keep such registration statement effective until such time as no holder owns any Warrants or Warrant Shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has no commitment to buy any of the securities. We will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent is also acting as placement agent for the Private Placement Transaction. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) a non-accountable expense allowance of $25,000, (iv) up to $40,000 for the legal fees and expenses of the placement agent, and (v) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $4.35 million. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $35.65 million.

On March 19, 2020, we entered into a letter agreement (the “Palladium Engagement Letter”) with Palladium Capital Advisors, LLC (“Palladium”) which sets forth the understanding and agreement between us and Palladium with respect to our engagement of Palladium as a non-exclusive finder for us to use its best efforts to identify potential purchasers for our proposed offering of securities to a limited number of institutional, accredited individual or strategic investors (each a “Finder Investor”).  Fees are payable to Palladium for any sale of our securities that occurs during the term or within 18 months thereafter to Finder Investors.  Pursuant to the terms of the Palladium Engagement Letter, Palladium may be entitled to a cash fee of up to $800,000 pursuant to this offering and warrants to purchase up to an aggregate of 133,257 shares of our Common Stock.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share of Common Stock	Total
Public offering price	$5.253	$40,000,019.10
Placement Agent fees	$0.393975	$3,000,001.43
Proceeds, before expenses, to us	$4.859025	$37,000,017.67

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, at the closing of this offering, warrants to purchase 8.0% of the number of shares of our Common Stock sold in this offering (or warrants to purchase up to 609,176 shares of our Common Stock), at an exercise price of $6.56625 per share (representing 125% of the offering price per share in this offering). Neither the placement agent’s warrants nor the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

The placement agent warrants will be exercisable immediately and for 21 months from the date of issuance. Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the placement agent’s warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to the Company by placement agent during the term of its engagement or introduced to us by placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the consummation of this offering.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if we or our subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 12 month anniversary of the consummation date of this offering.

Warrant Solicitation Fee

Upon any exercise of the Warrants issued in the concurrent private placement for cash, we have agreed to pay the placement agent (i) a total cash fee equal to 7.5% of the aggregate gross proceeds from the exercise of the Warrants, (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants, and (iii) to issue to the placement agent warrants to purchase 8.0% of the number of shares of our Common Stock issued upon the cash exercise of the Warrants.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Listing of Common Stock

Our Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “XSPA.” The last reported sale price of our Common Stock on June 16, 2020 was $5.35 per share.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.xpresspa.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 20, 2020, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on May 19, 2020 and Amendment No. 2 to Form 10-K, filed with the SEC on June 15, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, January 14, 2020, February 3, 2020, March 6, 2020, March 19, 2020, March 26, 2020, March 30, 2020 (two reports), April 6, 2020, April 7, 2020, April 17, 2020, April 24, 2020, April 28, 2020, May 6, 2020, May 7, 2020, May 11, 2020, May 22, 2020, May 29, 2020, June 4, 2020, June 10, 2020 and June 17, 2020 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on April 29, 2013, including any further amendments thereto or reports filed for the purposes of updating this description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting XpresSpa Group, Inc., 254 West 31st Street, 11th Floor, New York, NY 10001 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (212) 838-3777.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein and in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

PROSPECTUS

XPRESSPA GROUP, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “XSPA.” On July 12, 2019, the last reported sale price of our common stock was $1.50 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of July 26, 2019, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was approximately $13.1 million, which was calculated based on 2,916,919 outstanding shares of our common stock, of which 2,781,162 shares are held by non-affiliates, and a price of $4.71 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on June 30, 2019. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $4.3 million of our securities pursuant to General Instruction I.B.6 of Form S-3. During the prior twelve calendar month period that ends on the date of this prospectus, we did not offer securities pursuant to General Instruction I.B.6 on Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 2 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean XpresSpa Group, Inc., together with its subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

On January 5, 2018, we changed our name to XpresSpa Group, Inc. (“XpresSpa Group” or the “Company”) from FORM Holdings Corp. Our Common Stock, par value $0.01 per share, which had previously been listed under the trading symbol “FH” on the Nasdaq Capital Market, has been listed under the trading symbol “XSPA” since January 8, 2018. Rebranding to XpresSpa Group aligned our corporate strategy to build a pure-play health and wellness services company, which we commenced following our acquisition of XpresSpa Holdings, LLC (“XpresSpa”) on December 23, 2016.

As a result of the transition to a pure-play health and wellness services company, we currently have one operating segment that is also our sole reporting unit, XpresSpa, a leading airport retailer of spa services. XpresSpa is a well-recognized airport spa brand with 56 locations, consisting of 51 domestic and 5 international locations as of December 31, 2018. XpresSpa offers travelers premium spa services, including massage, nail and skin care, as well as spa and travel products. During 2018 and 2017, XpresSpa generated $49,294,000 and $48,373,000 of revenue, respectively. In 2018, approximately 83% of XpresSpa’s total revenue was generated by services, primarily massage and nailcare, and 17% was generated by retail products, primarily travel accessories.

We own certain patent portfolios, which we look to monetize through sales and licensing agreements. During the year ended December 31, 2018, we determined that our intellectual property operating segment will no longer be an area of focus for us and, as such, will no longer be reflected as a separate operating segment, as it is not expected to generate any material revenues or operating costs.

In October 2017, we completed the sale of FLI Charge, Inc. (“FLI Charge”) and in March 2018, we completed the sale of Group Mobile Int’l LLC (“Group Mobile”). These two entities previously comprised our technology operating segment. The results of operations for FLI Charge and Group Mobile are presented in the consolidated statements of operations and comprehensive loss as consolidated net loss from discontinued operations. The carrying amounts of assets and liabilities belonging to Group Mobile as of December 31, 2018, and FLI Charge and Group Mobile as of December 31, 2017, are presented in the consolidated balance sheets as assets held for disposal and liabilities held for disposal, respectively.

Company Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017. Our telephone number is (212) 309-7549 and our website address is www.xpresspagroup.com. We also operate the website www.xpresspa.com. References in this prospectus to our website address does not constitute incorporation by reference of the information contained on the website.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions;

•	our ability to develop and offer new products and services;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

•	general economic conditions and level of consumer and corporate spending on health and wellness and travel;

•	our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations;

•	our ability to hire a skilled labor force and the costs associated with that labor;

•	our ability to accurately forecast the costs associated with opening new retail locations and maintaining existing ones and the revenue derived from our retail locations;

•	performance by our Airport Concession Disadvantaged Business Enterprise partners on obligations set forth in our joint venture agreements;

•	our ability to protect our confidential information and customers’ financial data and other personal information;

•	failure or disruption to our information technology systems;

•	the impact of the recently passed federal tax reform bill;

•	our ability to retain key members of our management team;

•	the loss of, or an adverse change with regard to, one or more of our significant suppliers, distributors, vendors or other business relationships;

•	unexpected events and trends in the health and wellness and travel industries;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

•	competitive conditions within our industries;

•	our compliance with laws and regulations in the jurisdictions in which we do business and any changes in such laws and regulations;

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation;

•	our ability to protect and maintain our intellectual property rights; and

•	our ability to license and monetize our patents, including litigation outcomes.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share. As of July 12, 2019, we had 2,916,477 shares of common stock outstanding and approximately 49 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any then outstanding series of preferred stock. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to any preferential rights of any then outstanding series of preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The voting, dividend and liquidation rights of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of our existing series of preferred stock or any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “XSPA.”

DESCRIPTION OF PREFERRED STOCK

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The powers, preferences, rights and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our amended and restated certificate of incorporation, as amended, authorizes us to issue 5,000,000 shares of preferred stock. As of July 12, 2019, we had:

•	designated and issued 6,968 shares of our preferred stock as “Series A Convertible Preferred Stock” with no shares outstanding;

•	designated and issued 300,000 shares of our preferred stock as “Series C Junior Preferred Stock” with no shares outstanding;

•	designated 500,000 shares of our preferred stock as “Series D Convertible Preferred Stock,” issued 23,760 shares of Series D Convertible Preferred Stock with 21,027 shares outstanding;

•	designated 2,397,060 shares of our preferred stock as “Series E Convertible Preferred Stock,” issued 48,387 shares of Series E Convertible Preferred Stock with 48,387 shares outstanding; and

•	designated and issued 9,000 shares of our preferred stock as “Series F Convertible Preferred Stock” with 9,000 shares outstanding.

Our board of directors has the authority, without further action by the stockholders, to issue up to an additional 1,786,972 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our board of directors may specify the following characteristics of any preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Charter Documents

Our amended and restated certificate of incorporation provides that amendments by our stockholders of our amended and restated bylaws require the approval of at least 66 2/3% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could delay changes in management.

Our amended and restated bylaws provide that a special meeting of stockholders may be called at any time by our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder cannot force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believes the matter should be considered and such stockholder would only be able to force consideration of such proposal at the next annual meeting, provided that the requestor met the applicable notice requirements. The restriction on the ability of our stockholders to call a special meeting means that a proposal to replace one or more directors on our board of directors also could be delayed until the next annual meeting.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. The amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance. This description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements is qualified in its entirety by reference to these documents.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

CohnReznick LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.xpresspa.com. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “XSPA.” You can read and copy reports and other information concerning us at the offices of the Financial Industry Reporting Authority located at 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the Public Reference Room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 1, 2019, as amended on April 30, 2019 (File No. 001-34785);

•	Our Current Reports on Form 8-K filed with the SEC on February 13, 2019, February 22, 2019, March 15, 2019, March 22, 2019, April 30, 2019, May 17, 2019, June 17, 2019, June 27, 2019 and July 8, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	The description of our securities contained in our Registration Statement on Form 8-A filed on March 21, 2016 (File No. 001-34785), April 29, 2013 (File No. 001-34785) and June 16, 2010 (File No. 001-34785), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting XpresSpa Group, Inc., 780 Third Avenue, 12th Floor, New York, NY 10017 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (212) 838-3777.

XPRESSPA GROUP, INC.

7,614,700 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

June 17, 2020